Gryphon Gold and American Bonanza Terminate Merger Negotiations

February 27, 2008 – Gryphon Gold Corporation (GGN:TSX / GYPH:OTC.BB) ("Gryphon Gold") reports that discussions under the non-binding Letter of Intent to merge with American Bonanza Gold Corp. have been terminated. Both companies have determined not to proceed with the proposed merger, previously announced February 12, 2008, and no break-up fees are due to either company.

ON BEHALF OF THE BOARD OF DIRECTORS
TONY KER, CEO
GRYPHON GOLD CORPORATION

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com. For further information contact: Tony Ker, Chief Executive Officer, by phone: 604-261-2229, or email at tker@gryphongold.com or Renmark Financial Services at 1-514-939-3989.

This press release contains "forward-looking information" which may include, but is not limited to, statements with respect to resource estimates, projections, our planned exploration and drilling programs, possible mergers and related corporate activity, the availability of future financing for exploration and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC(available at www.sec.gov) and with Canadian securities administrators(available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements.